Exhibit 23

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Salisbury Bancorp, Inc.
Lakeville, Connecticut


           We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2009 relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-K of Salisbury Bancorp, Inc. and Subsidiary for the year ended December 31, 2008.

                                         /s/  SHATSWELL, MACLEOD & COMPANY, P.C.
                                              ----------------------------------
                                              SHATSWELL, MACLEOD & COMPANY, P.C.


West Peabody, Massachusetts
July 20 2009